Share Transfer Agreement

Transferor: Zhao Ming (hereinafter Party A)
Transferee: Shanxi Putai Resources Group Co., Ltd. (hereinafter Party B)

WHEREAS, Party A and Party B have been discussing certain arrangements that Party A transfers its stock ownership in Shanxi Puda Coal Group Co. Ltd. (“Shanxi Coal”) to Party B , the parties hereto agree as follows:

1.
Now Party A agrees to transfer 72% among its total 80% stock ownership in Shanxi Coal, to Party B at a purchase price of RMB 16,200,000. Party B will pay the purchase price within three months of the execution of this agreement. The closing of the transfer will occur on the date a government approval or confirmation with respect to the transfer is received.

2.	This agreement is in triplicate. Each party has one copy, and one copy shall be recorded at the Administration of Industries and Commerce.

3.	This agreement becomes effective once both parties have signed it.

Party A: /s/ Zhao Ming
Date: September 13th, 2007

Party B: /s/ Shanxi Putai Resources Group Co., Ltd.
Date: September 13th, 2007